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                                                                    Exhibit (i2)



                               December 30, 1998


Select Advisors Variable Insurance Trust
311 Pike Street
Cincinnati, Ohio 45202

         Re:      Select Advisors Variable Insurance Trust

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to Select Advisors Variable Insurance Trust, a Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendment No. 9 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 30, 1998 (as amended by such Post-Effective Amendment No. 9, the "Registration Statement"), with respect to the shares of beneficial interest, par value $.00001 per share (the "Shares") of its series Touchstone Growth and Income Fund and Touchstone Bond Fund (each, a "Fund" and collectively, the "Funds"). You have requested that we deliver this opinion to you to be used as an exhibit to the Registration Statement.

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

                  (b) a copy of the Trust's Declaration of Trust dated as of February 7, 1994, Amendment No. 1 to the Declaration dated as of March 15, 1994, Amendment No. 2 to the Declaration dated as of April 11, 1994, Amendment No. 3 to the Declaration dated as of October 31, 1994, and Amendment No. 4 to the Declaration dated as of September 18, 1997 (collectively, the "Declaration");

                  (c) a copy of the Trust's Proposed Amendment No. 5 to the Declaration and the Fourth Amended and Restated Establishment and Designation of Series dated as of January 4, 1999 (the "Proposed Designation of Series");

                  (d) a certificate executed by the Assistant Secretary of the Trust (the "Secretary's Certificate"), certifying as to, and attaching copies of, the Trust's Declaration, Proposed Designation of Series, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on June 18, 1998 (the "Board Resolutions"); and

                  (e) a printer's proof dated December 29, 1998 of the Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the
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Select Advisors Variable Insurance Trust

December 30, 1998

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Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (e) above, that the minutes setting forth the Board Resolutions will be approved by the Trustees of the Trust in substantially the form attached to the Secretary's Certificate referred to in paragraph (d) above, that prior to the effectiveness of Post-Effective Amendment No. 9, the Proposed Designation of Series will be duly executed by the Trustees in substantially the form referred to in paragraph
(c) above and that the Proposed Designation will be filed in the office of the Secretary of the Commonwealth of Massachusetts and such other places as may be required under the laws of the Commonwealth of Massachusetts.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         2. The Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the Registration Statement will be legally issued, fully paid and non-assessable, except that, as set forth in the statement of additional information contained in the Registration Statement, shareholders of the Funds may under certain circumstances be held personally liable for its obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         The opinions expressed herein concern only the effect of the law as currently in effect and the facts and assumptions described herein. The undersigned undertakes no obligation to supplement or update this opinion after the date hereof.

                                        Very truly yours,



                                        /s/ BINGHAM DANA LLP